Exhibit 99.1

Contact:
Jason D. Feldman
Vice President, Investor Relations
203-363-7329
www.craneco.com

Crane Co. Announces Divestiture of Engineered Materials Segment; Fluid Handling Segment Renamed to Process Flow Technologies; Introduces Updated Growth Forecast for Aerospace & Electronics with Details Forthcoming at May 26 Investor Conference

STAMFORD, CONNECTICUT - May 24, 2021 – Today, Crane Co. (NYSE: CR) announced that it has signed an agreement to divest its Engineered Materials segment, and that its Fluid Handling segment has been renamed Process Flow Technologies. Additional details about these two announcements will be provided during Crane’s upcoming Aerospace & Electronics virtual investor conference scheduled for Wednesday, May 26.
Mr. Mitchell commented, “Today, we announced that we signed an agreement to sell Engineered Materials for $360 million. Engineered Materials is an outstanding business, built through a series of acquisitions over many years with dedicated Crane associates that I am very proud of. Over time, as we have shaped the portfolio, we have reassessed the strategic fit of this business to Crane, and we believe this exceptional team will be better able to pursue both organic and inorganic growth with the new owner. I wish to thank our Engineered Materials team for their support and understanding regarding this decision. Given the continued strength we are seeing across our businesses, we are maintaining our full year adjusted EPS guidance of $5.65 to $5.85 despite the exclusion of approximately $0.44 of EPS contribution from Engineered Materials that had been included in prior guidance."
"We have also changed the name of our 'Fluid Handling' segment to 'Process Flow Technologies'. The 'Fluid Handling' name is from a legacy era and no longer reflects who we are today, nor where we are strategically focused moving forward. This new name better conveys the key strengths and core competencies of our business: providing proprietary and highly engineered process flow technology. We remain focused on the chemical, petrochemical, pharmaceutical, water and wastewater, and general industrial markets, which include many of the harshest and most hazardous environments, and our products are used in applications with extremely high costs of failure. Both our organic and inorganic growth efforts continue to be concentrated in these areas."
"Looking ahead across Crane, we have substantial opportunities for growth. As we have discussed repeatedly, through consistent investment in technology and strategic growth initiatives, as well our ongoing focus on driving productivity and operational improvement, Crane is extremely well positioned to outgrow its underlying end markets as we emerge from the COVID-related downturn. I believe that we are at an inflection point for accelerating growth, and at our upcoming investor conference, we will share more details of that growth plan for Aerospace & Electronics, along with our expectation for a core sales CAGR of 7% to 9% at that business from 2021 through 2030.”
Throughout the May 26 Aerospace & Electronics Investor Conference, management will build upon the four themes introduced at Crane’s February 2021 annual investor conference, with a specific focus of how these themes are relevant for the Aerospace & Electronics business:
•Expectations for a strong, broad-based recovery in key end markets, along with benefits from the portfolio’s alignment with certain strengthening secular trends;

Exhibit 99.1
•Accelerating growth from consistent and continued investment in new product development, breakthrough innovations, technology investments, and localization;
•Growing opportunities for inorganic growth based on a long history and track-record of successful acquisitions; and,
•The importance of our solid foundation which includes our Crane Business System and its disciplined cadence and execution, as well as our strong culture with its emphasis on ethics, philanthropy, sustainability and equality.
Mr. Mitchell concluded, “We have clear momentum from strengthening markets, as well as increasing traction with our growth initiatives. The opportunities at Aerospace & Electronics are particularly exciting, and we look forward to sharing the success we have achieved executing on our growth strategy.”
Additional Details on the Announced Divestiture and Earnings Guidance
Crane Co. has signed an agreement to sell its Engineered Materials segment to Grupo Verzatec S.A. de C.V. for $360 million on a cash-free and debt-free basis. The sale is subject to customary closing conditions and regulatory approvals.
Notwithstanding the pending divestiture of Engineered Materials, Crane Co. is maintaining its current 2021 GAAP earnings from continuing operations per diluted share (EPS) guidance of $5.75-$5.95 and its 2021 adjusted EPS Guidance (excluding Special Items) of $5.65-$5.85. Revised 2021 EPS guidance, both on a GAAP and adjusted basis, now excludes approximately $0.44 of full-year earnings per share contribution from Engineered Materials which had been included in prior guidance. Engineered Materials will be presented as discontinued operations beginning with the second quarter of 2021. (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)
Investor Conference Webcast
As previously announced, Crane Co. (NYSE: CR) will hold its Aerospace & Electronics investor conference virtually on Wednesday, May 26, from 1:00 PM to 3:00 PM (ET). Speakers will include Max H. Mitchell, Crane Co.’s President and Chief Executive Officer, Richard A. Maue, Crane Co.’s Senior Vice President and Chief Financial Officer, Stephen M. Zimmerman, President of Crane Aerospace & Electronics, and other key Crane Aerospace & Electronics executives. All interested parties may listen to a live webcast of the event at http://www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations. Slides that accompany the conference call will be available on the Company’s website prior to the event.
About Crane Co.
Crane Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane Co. provides products and solutions to customers in the chemicals, oil & gas, power, automated payment solutions, banknote design and production and aerospace & defense markets, along with a wide range of general industrial and consumer related end markets. The Company has four business segments: Process Flow Technologies, Payment & Merchandising Technologies, Aerospace & Electronics and Engineered Materials. Crane Co. has approximately 11,000 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane Co. is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.
Forward-Looking and Cautionary Statements
This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the management’s current beliefs, expectations, plans, assumptions and objectives regarding Crane Co.’s future financial performance and are subject to significant risks and uncertainties. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors, including risks and uncertainties related to the ongoing COVID-19 pandemic, that could cause actual results or outcomes to differ materially from those expressed or implied in these forward-looking statements. Such factors also include, among others: uncertainties regarding the extent and duration of the impact of the COVID-19 pandemic on many aspects of our business, operations and financial performance; changes in economic, financial and end-market conditions in the markets in which we operate; fluctuations in raw material prices; the financial condition of our customers and suppliers; economic, social and political instability, currency fluctuation and other risks of doing business outside of the United States; competitive pressures, including the need for technology improvement, successful new product development and introduction and any inability to pass increased costs of raw materials to customers; our ability to value and successfully integrate acquisitions, to realize synergies and opportunities for growth and innovation, and to attract and retain highly qualified personnel and key management; the risks that any regulatory approval that may be required for the Engineered Materials divestiture is delayed or is not obtained, that the Engineered Materials divestiture does not close or that the related transaction agreement is terminated, or that the benefits expected from the Engineered Materials divestiture will not be realized or will not be realized within the expected time period; a reduction in congressional appropriations that affect

Exhibit 99.1
defense spending and our ability to predict the timing and award of substantial contracts in our banknote business; adverse effects on our business and results of operations, as a whole, as a result of increases in asbestos claims or the cost of defending and settling such claims; adverse effects as a result of environmental remediation activities, costs, liabilities and related claims; investment performance of our pension plan assets and fluctuations in interest rates, which may affect the amount and timing of future pension plan contributions; and other risks noted in reports that we file with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent reports filed with the Securities and Exchange Commission. Crane Co. does not undertake any obligation to update or revise any forward-looking statements.
Non-GAAP Financial Measures
Full Year 2021 Guidance

2021 Earnings from Continuing Operations per Share Guidance*	Low	High
Earnings from continuing operations per diluted share (GAAP)	$5.75	$5.95
Special items impacting earnings per share:
Repositioning gains, net	(0.10)	(0.10)
Earnings from continuing operations per diluted share before special items (adjusted)	$5.65	$5.85
*Guidance for 2021 earnings from continuing operations per diluted share, on both a GAAP and adjusted basis, excludes all contributions from Engineered Materials which is subject to a pending sale. Engineered Materials will be presented as discontinued operations beginning with the second quarter of 2021.
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Certain non-GAAP measures are provided in this presentation. Management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods. Specifically, management believes that, when considered together with reported amounts, these non-GAAP measures are useful to investors and management in understanding ongoing operations and by providing a clearer view of the underlying trends of the business. Management uses non-GAAP financial measures in evaluating the Company's core operating results and financial performance. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed as a supplement to, and not as a substitute for or superior to, the Company’s reported results prepared in accordance with GAAP. Reconciliations of the Company’s non-GAAP financial measures to the most directly comparable GAAP results are included in the tables at the end of this press release.